Exhibit 99.1

Jessica Hansen, Vice President of Investor Relations
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200 | InvestorRelations@drhorton.com
April 20, 2017

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2017 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE

FORT WORTH, TEXAS (Business Wire) - April 20, 2017
Fiscal 2017 Second Quarter Highlights - comparisons to the prior year quarter

•	Net income increased 17% to $229.2 million or $0.60 per diluted share

•	Consolidated pre-tax income increased 18% to $353.9 million

•	Consolidated pre-tax profit margin was 10.9%

•	Net sales orders increased 17% in value to $4.2 billion and 14% in homes to 13,991

•	Homes closed increased 18% in value to $3.2 billion and 15% in homes to 10,685

•	Increasing fiscal 2017 guidance for consolidated revenues to a range of $13.6 billion to $14.0 billion and for homes closed between 44,500 and 46,000

•	Reaffirming fiscal 2017 guidance for consolidated pre-tax profit margin in a range of 11.2% to 11.5%
D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for its second fiscal quarter ended March 31, 2017 increased 17% to $229.2 million, or $0.60 per diluted share, from $195.1 million, or $0.52 per diluted share, in the same quarter of fiscal 2016. Homebuilding revenue for the second quarter of fiscal 2017 increased 17% to $3.2 billion from $2.7 billion in the same quarter of fiscal 2016. Homes closed in the quarter increased 15% to 10,685 homes compared to 9,262 homes in the prior year quarter.
For the six months ended March 31, 2017, net income increased 24% to $436.1 million, or $1.15 per diluted share, from $352.8 million, or $0.94 per diluted share, in the same period of fiscal 2016. Homebuilding revenue for the six months ended March 31, 2017 increased 18% to $6.0 billion from $5.1 billion in the first six months of fiscal 2016. Homes closed in the six-month period increased 16% to 20,089 homes compared to 17,323 homes in the same period of fiscal 2016.
Net sales orders for the second quarter ended March 31, 2017 increased 14% to 13,991 homes and 17% in value to $4.2 billion compared to 12,292 homes and $3.6 billion in the prior year quarter. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2017 was 20% compared to 19% in the same quarter of fiscal 2016. Net sales orders for the first six months of fiscal 2017 increased 14% to 23,232 homes from 20,356 homes in the first six months of fiscal 2016, and the value of net sales orders increased 17% to $7.0 billion from $5.9 billion.
The Company’s sales order backlog of homes under contract at March 31, 2017 increased 7% to 14,618 homes and 9% in value to $4.4 billion compared to 13,695 homes and $4.1 billion at March 31, 2016.
The Company ended the quarter with $947.9 million of homebuilding unrestricted cash and homebuilding debt to total capital of 28.0%. Homebuilding debt to total capital consists of homebuilding notes payable divided by total equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team produced strong results in our second quarter, as our consolidated pre-tax income increased 18% to $353.9 million on $3.3 billion of revenues. The spring selling season is going well, as the value of our net sales orders increased by 52% sequentially from the December quarter and 17% from the March quarter last year. These results reflect the strength of our experienced operational teams, diverse product offerings through our family of brands and good market conditions across our broad national footprint.
“Our balance sheet strength, liquidity and continued earnings and cash flow generation are increasing our flexibility, and we plan to maintain our disciplined, opportunistic position to improve the long-term value of our company. We also remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while continuing to generate positive annual operating cash flows and improved returns. With 27,100 homes in inventory at the end of March and a robust supply of lots, we are well-positioned for the remainder of the spring and the second half of fiscal 2017.”

The Company is updating its fiscal 2017 guidance as follows:

•Increasing the range of consolidated revenues to $13.6 billion to $14.0 billion from $13.4 billion to $13.8 billion
•Increasing the range of homes closed to 44,500 to 46,000 homes from 43,500 to 45,500 homes
•Homebuilding SG&A expense of 8.8% to 9.1% of homebuilding revenues compared to prior guidance of approximately 9.0%
•Increasing financial services pre-tax profit margin to approximately 35% from approximately 30%
•An income tax rate of approximately 35.5% compared to prior guidance of approximately 35.0%

The Company reaffirms its previously issued fiscal 2017 guidance for other metrics including:

•Consolidated pre-tax profit margin of 11.2% to 11.5%
•Home sales gross margin of around 20%
•Diluted share count of approximately 380 million shares
•Cash flow from operations in the range of $300 million to $500 million
The Company has declared a quarterly cash dividend of $0.10 per common share. The dividend is payable on May 19, 2017 to stockholders of record on May 5, 2017.
The Company will host a conference call today (Thursday, April 20th) at 10:00 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fifteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 78 markets in 26 states across the United States and closed 43,075 homes in the twelve-month period ended March 31, 2017. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our balance sheet strength, liquidity and continued earnings and cash flow generation are increasing our flexibility, and we plan to maintain our disciplined, opportunistic position to improve the long-term value of our company; that we remain focused on growing our revenues and pre-tax profits at a double-digit annual pace, while continuing to generate positive annual operating cash flows and improved returns and that with 27,100 homes in inventory at the end of March and a robust supply of lots, we are well-positioned for the remainder of the spring and the second half of fiscal 2017. The forward-looking statements also include that the Company is updating its fiscal 2017 guidance as follows: increasing the range of consolidated revenues to $13.6 billion to $14.0 billion from $13.4 billion to $13.8 billion; increasing the range of homes closed to 44,500 to 46,000 homes from 43,500 to 45,500 homes; homebuilding SG&A expense of 8.8% to 9.1% of homebuilding revenues compared to prior guidance of approximately 9.0%; increasing financial services pre-tax profit margin to approximately 35% from approximately 30%; and an income tax rate of approximately 35.5% compared to prior guidance of approximately 35.0%; and that the Company reaffirms its previously issued fiscal 2017 guidance for other metrics including: consolidated pre-tax profit margin of 11.2% to 11.5%; home sales gross margin of around 20%; diluted share count of approximately 380 million shares; and cash flow from operations in the range of $300 million to $500 million.
Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies, acquisitions or investments successfully; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2017	September 30, 2016
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$947.9	$1,271.8
Restricted cash	11.1	9.5
Inventories:
Construction in progress and finished homes	4,642.6	4,034.7
Residential land and lots — developed and under development	4,242.2	4,135.2
Land held for development	128.4	137.8
Land held for sale	24.9	33.2
	9,038.1	8,340.9
Deferred income taxes, net of valuation allowance of $10.3 million at March 31, 2017 and September 30, 2016	451.6	476.3
Property and equipment, net	167.6	139.5
Other assets	463.4	456.2
Goodwill	80.0	80.0
	11,159.7	10,774.2
Financial Services and Other:
Cash and cash equivalents	45.3	31.4
Mortgage loans held for sale	577.8	654.0
Property and equipment, net	80.5	55.9
Other assets	57.8	43.4
	761.4	784.7
Total assets	$11,921.1	$11,558.9
LIABILITIES
Homebuilding:
Accounts payable	$530.3	$537.0
Accrued expenses and other liabilities	897.7	917.1
Notes payable	2,803.4	2,798.3
	4,231.4	4,252.4
Financial Services and Other:
Accounts payable and other liabilities	50.6	40.5
Mortgage repurchase facility	419.0	473.0
	469.6	513.5
Total liabilities	4,701.0	4,765.9
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 382,731,504 shares issued and 375,531,433 shares outstanding at March 31, 2017 and 380,123,258 shares issued and 372,923,187 shares outstanding at September 30, 2016	3.8	3.8
Additional paid-in capital	2,931.5	2,865.8
Retained earnings	4,418.6	4,057.2
Treasury stock, 7,200,071 shares at March 31, 2017 and September 30, 2016, at cost	(134.3)	(134.3)
Stockholders’ equity	7,219.6	6,792.5
Noncontrolling interests	0.5	0.5
Total equity	7,220.1	6,793.0
Total liabilities and equity	$11,921.1	$11,558.9

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$3,158.1	$2,686.0	$5,955.8	$5,026.9
Land/lot sales and other	6.3	15.0	34.7	35.2
	3,164.4	2,701.0	5,990.5	5,062.1
Cost of sales:
Home sales	2,532.1	2,151.3	4,776.9	4,025.6
Land/lot sales and other	5.6	12.0	26.4	27.9
Inventory and land option charges	12.2	6.0	14.5	7.9
	2,549.9	2,169.3	4,817.8	4,061.4
Gross profit:
Home sales	626.0	534.7	1,178.9	1,001.3
Land/lot sales and other	0.7	3.0	8.3	7.3
Inventory and land option charges	(12.2)	(6.0)	(14.5)	(7.9)
	614.5	531.7	1,172.7	1,000.7
Selling, general and administrative expense	294.5	257.4	562.9	499.1
Other (income) expense	(2.4)	(7.6)	(6.5)	(9.3)
Homebuilding pre-tax income	322.4	281.9	616.3	510.9
Financial Services and Other:
Revenues	86.9	66.9	165.0	122.2
General and administrative expense	60.7	51.8	118.1	99.6
Interest and other (income) expense	(5.3)	(3.5)	(8.9)	(8.3)
Financial services and other pre-tax income	31.5	18.6	55.8	30.9
Income before income taxes	353.9	300.5	672.1	541.8
Income tax expense	124.7	105.4	236.0	189.0
Net income	$229.2	$195.1	$436.1	$352.8
Basic:
Net income per share	$0.61	$0.53	$1.17	$0.95
Weighted average number of common shares	374.4	370.2	373.8	369.7
Diluted:
Net income per share	$0.60	$0.52	$1.15	$0.94
Adjusted weighted average number of common shares	378.9	373.7	378.1	373.6
Other Consolidated Financial Data:
Interest charged to cost of sales	$37.3	$40.9	$72.0	$76.1
Depreciation and amortization	$12.9	$14.0	$27.3	$27.6
Interest incurred	$33.5	$40.4	$67.0	$82.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2017	2016
	(In millions)
OPERATING ACTIVITIES
Net income	$436.1	$352.8
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	27.3	27.6
Amortization of discounts and fees	2.6	2.8
Stock based compensation expense	26.1	24.3
Excess income tax benefit from employee stock awards	(8.7)	(3.9)
Deferred income taxes	24.1	29.6
Inventory and land option charges	14.5	7.9
Gain on sale of debt securities collateralized by residential real estate	—	(4.5)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(603.5)	(652.8)
(Increase) decrease in residential land and lots – developed, under development, held for development and held for sale	(96.3)	235.9
(Increase) decrease in other assets	(29.9)	36.6
Decrease in mortgage loans held for sale	75.5	14.9
Decrease in accounts payable, accrued expenses and other liabilities	(8.6)	(44.3)
Net cash (used in) provided by operating activities	(140.8)	26.9
INVESTING ACTIVITIES
Purchases of property and equipment	(57.5)	(40.4)
Increase in restricted cash	(8.9)	(1.7)
Net principal decrease (increase) of other mortgage loans and real estate owned	1.0	(0.4)
(Purchases of) proceeds from debt securities collateralized by residential real estate	(3.9)	35.8
Payments related to acquisition of a business	(4.1)	—
Net cash used in investing activities	(73.4)	(6.7)
FINANCING ACTIVITIES
Proceeds from notes payable	—	17.6
Repayment of notes payable	(54.5)	(170.6)
Proceeds from stock associated with certain employee benefit plans	24.7	28.4
Excess income tax benefit from employee stock awards	8.7	3.9
Cash dividends paid	(74.7)	(59.2)
Net cash used in financing activities	(95.8)	(179.9)
DECREASE IN CASH AND CASH EQUIVALENTS	(310.0)	(159.7)
Cash and cash equivalents at beginning of period	1,303.2	1,383.8
Cash and cash equivalents at end of period	$993.2	$1,224.1

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended March 31,				Six Months Ended March 31,
	2017		2016		2017		2016
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,791	$513.1	1,446	$411.3	2,937	$844.1	2,423	$682.1
Midwest	643	249.2	600	223.6	1,006	392.4	845	317.5
Southeast	4,470	1,167.1	4,027	1,039.0	7,618	1,992.2	6,733	1,745.4
South Central	4,329	1,071.5	3,973	959.3	7,167	1,782.6	6,501	1,576.2
Southwest	745	172.8	482	110.2	1,203	279.5	817	187.5
West	2,013	1,015.5	1,764	832.2	3,301	1,662.3	3,037	1,435.0
	13,991	$4,189.2	12,292	$3,575.6	23,232	$6,953.1	20,356	$5,943.7

HOMES CLOSED
	Three Months Ended March 31,				Six Months Ended March 31,
	2017		2016		2017		2016
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,309	$372.6	1,135	$308.6	2,362	$678.4	2,188	$603.0
Midwest	430	168.0	419	162.1	829	317.6	731	285.4
Southeast	3,695	968.7	3,124	810.3	7,032	1,851.2	5,815	1,520.9
South Central	3,254	815.0	2,864	691.8	6,157	1,553.6	5,342	1,296.8
Southwest	532	126.7	348	79.9	987	231.4	670	153.8
West	1,465	707.1	1,372	633.3	2,722	1,323.6	2,577	1,167.0
	10,685	$3,158.1	9,262	$2,686.0	20,089	$5,955.8	17,323	$5,026.9

SALES ORDER BACKLOG
	As of March 31,
	2017		2016
	Homes	Value	Homes	Value
East	1,876	$548.7	1,665	$492.1
Midwest	647	258.8	526	198.5
Southeast	4,639	1,262.7	4,429	1,202.5
South Central	4,850	1,247.1	4,815	1,230.6
Southwest	871	198.8	718	157.8
West	1,735	919.2	1,542	782.1
	14,618	$4,435.3	13,695	$4,063.6